UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 21, 2013

NCL CORPORATION LTD.
(Exact name of Registrant as specified in its charter)

Bermuda
(State of Incorporation)

333-128780
(Commission File Number)

20-0470163
(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On June 21, 2013, NCL Corporation Ltd. (“NCL”) and certain of its subsidiaries entered into the supplemental deeds described in paragraphs 1 through 5 below (collectively, the “Supplemental Deeds”).  The Supplemental Deeds amend and restate certain existing credit facilities, in each case among other things reducing the interest to a rate per annum equal to the sum of (a) an adjusted LIBOR rate, (b) an applicable margin of 0.95% and (c) certain customary mandatory costs to compensate lenders for the cost of compliance with various financial regulations.

1.	Third Supplemental Deed to Credit Agreement – Pride of Hawaii, LLC

On June 21, 2013, Pride of Hawaii, LLC (“Hawaii”), an indirect subsidiary of NCL, entered into a certain Third Supplemental Deed to (among other things) Credit Agreement (the “Hawaii Third Supplemental Deed”) with NCL, as parent, KFW IPEX-Bank GmbH (“KFW”), as facility agent, collateral agent and Hermes agent, and a syndicate of financial institutions party thereto as lenders, amending and restating that certain Credit Agreement dated November 18, 2010 (as amended, restated, supplemented or otherwise modified prior to the Hawaii Third Supplemental Deed), by and among Hawaii, NCL, KFW as facility agent and collateral agent, Commerzbank Aktiengesellschaft, as the Hermes Agent, and a syndicate of financial institutions party thereto as lenders.

2.	Third Supplemental Deed to Credit Agreement – Norwegian Jewel Limited

On June 21, 2013, Norwegian Jewel Limited (“Jewel”), an indirect subsidiary of NCL entered into a certain Third Supplemental Deed to (among other things) Credit Agreement (the “Jewel Third Supplemental Deed”) with NCL, as parent, KFW, as facility agent, collateral agent and Hermes agent, and a syndicate of financial institutions party thereto as lenders, amending and restating that certain Credit Agreement dated November 18, 2010 (as amended, restated, supplemented or otherwise modified prior to the Jewel Third Supplemental Deed), by and among Jewel, NCL, KFW as facility agent and collateral agent, Commerzbank Aktiengesellschaft, as the Hermes Agent, and a syndicate of financial institutions party thereto as lenders.

3.	Thirteenth Supplemental Deed to Secured Loan Agreement – Pride of America Ship Holding, LLC

On June 21, 2013, Pride of America Ship Holding, LLC (“America”), an indirect subsidiary of NCL, entered into a certain Thirteenth Supplemental Deed to (among other things) Secured Loan Agreement (the “Thirteenth Supplemental Deed”) with NCL, as guarantor, NCL America Holdings, LLC (“America Holdings”), an indirect subsidiary of NCL, as shareholder, NCL America LLC (“America LLC”), an indirect subsidiary of NCL, as manager, NCL (Bahamas) Ltd. (“NCL Bahamas”), an indirect subsidiary of NCL, as Sub-Agent, HSBC Bank PLC (“HSBC”), as agent and trustee, KFW as Hermes agent, and a syndicate of financial institutions party thereto as lenders, amending and restating that certain Secured Loan Agreement dated April 4, 2003 (as amended, restated, supplemented or otherwise modified prior to the Thirteenth Supplemental Deed), by and among America, NCL, HSBC, as agent and trustee, Commerzbank Aktiengesellschaft, as the Hermes Agent, and a syndicate of financial institutions party thereto as lenders.

4.	Eleventh Supplemental Deed to Secured Loan Agreement – Pride of Hawaii, LLC

On June 21, 2013, Hawaii entered into a certain Eleventh Supplemental Deed to (among other things) Secured Loan Agreement (the “Eleventh Supplemental Deed”) with NCL, as guarantor, America Holdings, as shareholder,  NCL Bahamas, as bareboat charterer, HSBC, as agent and trustee, KFW as Hermes agent, and a syndicate of financial institutions party thereto as lenders, amending and restating that certain Secured Loan Agreement dated April 20, 2004 (as amended, restated, supplemented or otherwise modified prior to the Eleventh Supplemental Deed), by and among Hawaii, HSBC, as agent and trustee, Commerzbank Aktiengesellschaft, as the Hermes Agent, and a syndicate of financial institutions party thereto as lenders.

5.	Ninth Supplemental Deed to Secured Loan Agreement – Norwegian Jewel Limited

On June 21, 2013, Jewel entered into a certain Ninth Supplemental Deed to (among other things) Secured Loan Agreement (the “Ninth Supplemental Deed”) with NCL, as guarantor, NCL International, Ltd. (“NCL International”), an indirect subsidiary of NCL, as shareholder, NCL Bahamas, as manager, HSBC, as agent and trustee, KFW as Hermes agent, and a syndicate of financial institutions party thereto as lenders, amending and restating that certain Secured Loan Agreement dated April 20, 2004 (as amended, restated, supplemented or otherwise modified prior to the Ninth Supplemental Deed), by and among Jewel, HSBC, as agent and trustee, Commerzbank Aktiengesellschaft, as the Hermes Agent, and a syndicate of financial institutions party thereto as lenders.

Item 1.02	Termination of a Material Definitive Agreement

In connection with each respective borrower’s entrance into the Supplemental Deeds, America terminated the Secured Loan Agreement (as amended, restated, supplemented or otherwise modified from to time, the “€40M Secured Loan Agreement”), by and among America and the other parties thereto.

The €40M Secured Loan Agreement provided for up to €40 million in loans, maturing on June 6, 2017.  As of June 21, 2013, the aggregate outstanding principal amount of loans under the €40M Secured Loan Agreement was $16,826,810.88.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation  Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 25th day of June, 2013.

NCL CORPORATION LTD.

By:	/s/ Wendy A. Beck
Name: Wendy A. Beck
Title: Executive Vice President and Chief Financial Officer